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                                                                    EXHIBIT 16.1

              LETTER REGARDING CHANGE IN INDEPENDENT ACCOUNTANTS



The Board of Directors
ATG Inc.
Fremont, California

        Reference is made to the Registration Statement on Form S-1 (the "Registration Statement") of ATG Inc. We hereby concur with the statements contained in the Registration Statement under the caption "Experts" concerning the change in the Company's independent certified public accountants.

                                Storek, Carlson & Strutz
                                Certified Public Accountants

March 28, 1998
San Jose, California